UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)
SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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MUTUAL FEDERAL BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

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Mutual Federal Bancorp, Inc.

                              April 9, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Mutual Federal Bancorp, Inc. The meeting will be held at 2212 W. Cermak Road, Chicago, Illinois, on Wednesday, May 9, 2007, at 2:00 p.m. local time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting. Directors and officers of Mutual Federal Bancorp, Inc., as well as a representative from Crowe Chizek and Company LLC, the Company’s independent accountants, will be present at the meeting to respond to any questions from our shareholders.

The Board of Directors of Mutual Federal Bancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of these matters.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. I urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Thank you for your continued support of Mutual Federal Bancorp, Inc. and Mutual Federal Savings and Loan Association of Chicago.

Sincerely,

Stephen M. Oksas Chairman, President and Chief Executive Officer

Mutual Federal Bancorp, Inc.

2212 WEST CERMAK ROAD
CHICAGO, ILLINOIS 60608
(773) 847-7747

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2007
___________________

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Mutual Federal Bancorp, Inc. (the “Company”) will be held at the Company’s main office located at 2212 West Cermak Road, Chicago, Illinois, on Wednesday, May 9, 2007, at 2:00 p.m. local time for the following purposes, all of which are further described in the accompanying Proxy Statement:

(1)	To elect three Class I directors for a three-year term;

(2)	To ratify the appointment of Crowe Chizek and Company LLC as the Company’s independent auditor for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof, including whether or not to adjourn the meeting.

The Board of Directors has fixed March 30, 2007 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the meeting will be available for inspection at the Company’s main office located at 2212 West Cermak Road, Chicago, Illinois 60608, on the day of the Annual Meeting and for a period of 20 days prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Julie H. Oksas Secretary

April 9, 2007
Chicago, Illinois

Mutual Federal Bancorp, Inc.

____________________

PROXY STATEMENT
____________________

2007 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2007

General

This Proxy Statement is being furnished to the holders of common stock, $0.01 par value per share (“Common Stock”), of Mutual Federal Bancorp, Inc. (“Mutual Bancorp” or the “Company”), a federally chartered corporation and the savings and loan holding company of Mutual Federal Savings and Loan Association of Chicago (the “Bank”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2007 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The meeting will be held at the Company’s and the Bank’s main office at 2212 West Cermak Road, Chicago, Illinois on Wednesday, May 9, 2007, at 2:00 p.m. local time for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about April 9, 2007.

Voting Rights

Only shareholders of record at the close of business on March 30, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At such date, there were 3,636,875 shares of Common Stock outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Because Mutual Federal Bancorp, MHC (“Mutual MHC”), the mutual holding company for the Company, owns 70% of the outstanding shares of the Company, the shares it holds will ensure the presence of a quorum at the Annual Meeting.

Because of the required votes, abstentions will have the effect of a vote “against” the proposal to ratify the appointment of the Company’s independent accountants. Under rules applicable to brokerage firms, the election of directors and the proposal to ratify the appointment of the Company’s independent auditors are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Directors are elected by a plurality of the votes cast, without regard to broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

Proxies

Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each proxy received will be voted as follows:

(1)	FOR the nominees for director described in this Proxy Statement;

(2)	FOR ratification of the appointment of Crowe Chizek and Company LLC as the Company’s independent auditor for the fiscal year ending December 31, 2007; and

(3)
upon the transaction of such other business as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting, in accordance with the best judgment of the persons appointed as proxies.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by either (1) filing a written notice of revocation with the Secretary of the Company (Julie H. Oksas, Secretary, Mutual Federal Bancorp, Inc., 2212 West Cermak Road, Chicago, Illinois 60608); (2) delivering to the Company a duly-executed proxy bearing a later date; or (3) attending the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Vote by Mutual MHC

Mutual MHC owned approximately 70% of the outstanding shares of Common Stock of the Company as of the Record Date. All shares of Common Stock owned by Mutual MHC will be voted in accordance with the instructions of the Board of Directors of Mutual MHC, the members of which also serve as the members of the Board of Directors of the Company. Mutual MHC is expected to vote its shares “FOR” each proposal.

Participants in the Company’s ESOP and 401(k) Plan

If you participate in the Company’s Employee Stock Ownership Plan (the “ESOP”) or if you hold common stock of the Company through the Bank’s Savings & Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive a voting instruction form that reflects all the shares that you may direct the applicable trustee of each plan to vote on your behalf. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company Common Stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Company Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to the ESOP trustee and the 401(k) Plan trustee is May 2, 2007.

Cost of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

PROPOSAL 1. — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. The Company’s bylaws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. Of the seven current members of the Board, five directors have been determined by the Board to be “independent” within the meaning of “independent” under the rules of the Nasdaq Stock Market.

There are three persons currently serving as Class I directors whose term will expire at the 2007 Annual Meeting. At the Annual Meeting, shareholders will be asked to elect three directors to serve for a three-year term and until their successors are elected and qualified. Each of the three director nominees set forth below are currently serving as directors and were selected by the Nominating Committee of the Board of Directors for re-election as Class I directors. There are no arrangements or understandings between the nominees and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting.

Each of the nominees has indicated a willingness to serve, and the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected. However, if any nominee should be unable or unwilling to stand for election at the Annual Meeting, the proxies may be voted for the election of such other person(s) selected by the Board of Directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees for director named. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Shareholders of the Company have no cumulative voting rights with respect to the election of directors.

Information With Respect to Nominees for Director

The following presents certain biographical and background information about each director nominee.

Nominees for Class I Director to Serve
a Three-Year Term Expiring in 2010

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since
Amy P. Keane	44	Director	2007(1)
Julie H. Oksas	45	Director and Secretary; Executive Vice President	2002(2)
Stephanie Simonaitis	94	Director	1969(2)
_____________
(1)	Ms. Keane was appointed to the Board on March 20, 2007.
(2)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Amy P. Keane. Ms. Keane, a certified public accountant, has been principal of Keane & Associates, an accounting, tax and consulting services firm, since November 1990. Prior to forming Keane & Associates, Ms. Keane was an audit manager with the public accounting firm Coopers & Lybrand in Chicago.

Julie H. Oksas. Ms. Oksas was appointed Executive Vice President of Mutual MHC in March 2005, of the Bank in March 2006, and of the Company upon its inception, and has served as director of the Bank and Mutual MHC since January 2002, and of the Company since its formation. Prior to joining the Bank, Ms. Oksas served as Vice President of Bank of America in its commercial real estate lending and loan workout departments. Since 2002, she has been an Illinois-licensed insurance salesperson. Ms. Oksas is the spouse of Stephen M. Oksas.

Stephanie Simonaitis. Ms. Simonaitis is currently retired. Previously, she was employed by the Bank for 69 years, including several years as a consultant following her retirement in 1996. Ms. Simonaitis acted as Secretary/Treasurer of the Bank and managed its daily operations. She is an aunt of Robert P. Kazan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR CLASS I DIRECTOR.

Members of the Board of Directors Continuing in Office

Certain biographical and background information about each director whose term continues after the Annual Meeting is set forth below.

Class II Directors with Terms Expiring in 2008

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since(1)
Stanley Balzekas, III	52	Director	1999
Robert P. Kazan	60	Director	1996
_____________
(1)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Stanley Balzekas III. Mr. Balzekas, an attorney, has been the general manager of Balzekas Motor Sales, Inc. in Chicago, Illinois for over 20 years. He is actively involved in the Chicago Lithuanian community, including serving as a director of the Balzekas Museum of Lithuanian Culture and the Lithuanian Chamber of Commerce.

Robert P. Kazan, M.D. Dr. Kazan is a neurosurgeon and has served as the president of West Suburban Neurosurgical Associates, P.C., in Hinsdale, Illinois since 2000. He is a nephew of Stephanie Simonaitis.

Class III Directors with Terms Expiring in 2009

Name	Age	Position with the Company, the Bank and Mutual MHC	Director Since(1)
Leonard F. Kosacz	83	Director	1991
Stephen M. Oksas	49	Chairman, President and Chief Executive Officer	1997
_____________
(1)	Includes service with the Bank prior to the formation of the Company as a holding company for the Bank.

Leonard F. Kosacz. Mr. Kosacz, currently retired, was with the Metropolitan Bank in Chicago from 1949 to 1989, most recently as Senior Vice President. During his 40 years with Metropolitan Bank, his responsibilities included commercial lending, operations and marketing.

Stephen M. Oksas. Mr. Oksas has served as a director of the Bank since January 1997 and was appointed President of the Bank in March 1998 and Chairman in March 2000. In addition, he has served as Chairman, President and Chief Executive Officer of Mutual MHC since November 2001, and of the Company since its formation. Prior to joining the Bank, he was a senior examiner with the Federal Reserve Bank of Chicago and held various positions in finance and credit administration with First Interstate Bancorp and its subsidiary First Interstate Bank of California. He currently is a director of the Illinois League of Financial Institutions. Mr. Oksas is the spouse of Julie H. Oksas.

CORPORATE GOVERNANCE

Director Independence

In addition to the transactions disclosed under “Transactions With Related Persons”, in making its determination regarding director independence, the Nominating Committee as well as the full Board of Directors consider any other material relationships each of our directors has with the Company, other than as a director, that would impair his or her independence. In making independence determinations, the Nominating Committee and the Board of Directors evaluate each director to determine whether he or she meets the director independence standards established by the Nasdaq National Market (although the Company’s stock is not listed on the Nasdaq market). To assist the Committee and the Board in this regard, each director may complete a questionnaire designed to identify relationships that could affect his or her independence. The Committee and the Board reach their independence determinations by considering all relevant facts and circumstances surrounding a director’s business, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Based upon this analysis and the recommendations of the Nominating Committee, the Board of Directors has determined that Mss. Keane and Simonaitis, Messrs. Balzekas and Kosacz, and Dr. Kazan are “independent” directors in accordance with the Nasdaq listing standards.

Director Nomination Procedures

The Nominating Committee of the Board of Directors is responsible for identifying and selecting director nominees who are in a position to exercise independent judgment, provide effective oversight of management and serve the best interests of shareholders. Pursuant to the Company’s bylaws, the entire Board of Directors acts as the Nominating Committee for the purpose of selecting the proposed slate of director nominees for election at the annual meeting of shareholders.

In selecting director nominees, the Nominating Committee will consider, among other factors, the existing composition of the Board and the Committee’s evaluation of the mix of Board members appropriate for the perceived needs of the Company. The Nominating Committee seeks a range of experience, knowledge and judgment and a diversity of perspectives on the Board to enhance the Board’s effectiveness. The Nominating Committee also believes continuity in leadership and board tenure maximizes the Board’s ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Nominating Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who the committee believes have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

Under its policies, the Nominating Committee also considers the following in selecting the proposed nominee slate:

•	at least a majority of directors should be “independent” in the opinion of the Board as determined in accordance with Nasdaq standards;

•	at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

•	at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an “audit committee financial expert.”

The Board recognizes the following characteristics and skills as minimum qualifications for any potential director candidate:

•	highest personal and professional ethics and integrity; commitment to the Company’s values;

•	ability and willingness to devote sufficient time and attention to fulfilling Board duties and responsibilities;

•	relevant business, professional or managerial skills and experience; mature wisdom;

•	communication, leadership and team building skills;

•	comprehension of the Company’s business plans and strategies; financial sophistication;

•	ability to assist in the formulation of business strategies and to monitor and guide expectations;

•	ability and willingness to exercise independent judgment and express tough opinions;

•	collegial personality; nonconfrontational and constructive, but able to challenge, ask questions and assess responses;

•	good health and mental alertness; and

•	alignment of personal interests with long term interests of shareholders.

Under the Company’s bylaws, the Nominating Committee is required to deliver written director nominations to the Secretary of the Company at least 20 days prior to the date of the annual meeting. Upon delivery, the nominations must be posted in a conspicuous place in each of the Company’s offices.

Shareholder Director Nominee Recommendations. It is generally the policy of the Nominating Committee to consider shareholder recommendations of proposed director nominees if such recommendations are serious and timely received. Under the Company’s bylaws, in order to be considered timely received, recommendations must be received in writing at the principal executive offices of the Company, addressed to the Secretary, at least five days prior to the annual meeting date. Upon delivery, the nominations must be posted in a conspicuous place in each of the Company’s offices.

Board Meetings

Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were nine meetings of the Board of Directors of the Company during the fiscal year ended December 31, 2006. No director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during fiscal 2006 and the total number of meetings held by all committees of the Board on which the director served during fiscal 2006.

Board Committees

The Board of Directors currently has a separate Audit Committee, Strategic Planning Committee, Compensation and Benefits Committee (the “Compensation Committee”) and Nominating Committee. The Audit Committee, the Strategic Planning Committee and the Compensation Committee were established by the Board of Directors in May 2006, and the Nominating Committee was established in March 2007.

Audit Committee. The Audit Committee is responsible for supervising the Company’s accounting, reporting and financial control practices. Generally, the Audit Committee reviews the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The current members of the Audit Committee are Stanley Balzekas III (Chair), Leonard F. Kosacz, Stephanie Simonaitis and Amy P. Keane, each of whom is “independent” within the meaning of the Nasdaq rules, as currently in effect, and satisfies the heightened independence standards under the SEC rules, as currently in effect. The Board of Directors has determined that Ms. Keane is an “audit committee financial expert” as that term is defined in SEC rules. The Audit Committee met once in fiscal 2006. In addition, the Chairman of the Audit Committee met with the Company’s independent accountants, Crowe Chizek, in connection with Crowe Chizek’s review of each of the Company’s quarterly reports for 2006. A copy of the charter under which the Audit Committee operates is attached as Annex A to this proxy statement.

Strategic Planning Committee. The Strategic Planning Committee is responsible for studying strategic issues related to the Company and, where appropriate, presenting such matters to the entire Board of Directors for consideration and approval. The Strategic Planning Committee currently consists of Stephen M. Oksas, Julie H. Oksas, Stanley Balzekas III and Robert P. Kazan.

Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company’s officers, including the Chief Executive Officer; recommending and approving stock option grants, restricted stock and other awards to management under the Company’s 2006 Stock Option Plan (the “Option Plan”) and its 2006 Management Recognition and Retention Plan and Trust (the “Management Recognition Plan”); reviewing and recommending compensation programs including stock option grants, profit sharing contributions and annual bonuses; reviewing and recommending director compensation; advising the Chief Executive Officer on miscellaneous compensation issues; and advising management regarding management succession planning issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The current members of the Compensation Committee are Mr. Kosacz (Chair), Mr. Balzekas and Dr. Kazan. Each of the members of the Compensation Committee are “independent” within the meaning of the Nasdaq rules, as currently in effect. The Compensation Committee operates under a written charter, which is attached as Annex B to this proxy statement. The Compensation Committee met once in fiscal 2006.

Nominating Committee. The Nominating Committee is responsible for proposing to the Board a slate of nominees for election as directors by shareholders at each annual meeting. The Nominating Committee is also responsible for taking a leadership role in shaping the Company’s corporate governance practices. In carrying out its duties, the Nominating Committee has also been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member’s “independence” and make recommendations, at least annually, regarding each Board member’s “independence” status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; and consider the effectiveness of corporate governance practices and policies followed by the Company and the Board.

Pursuant to the Company’s bylaws, the entire Board of Directors acts as the Nominating Committee. Mr. Oksas is the Committee’s Chair. The Nominating Committee operates under a written charter, which is attached as Annex C to this proxy statement. As the Nominating Committee was formally established in March 2007, there were no meetings of the Nominating Committee during fiscal 2006.

Shareholder Communications with Directors

The Board of Directors has adopted a policy addressing shareholder communications with directors. Any shareholder who wishes to communicate directly with the Board of Directors, any committee of the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board, any committee of the Board or any named director, c/o Julie H. Oksas, the Secretary of the Company, at 2212 W. Cermak Road, Chicago, Illinois 60608. The Company’s policy is to promptly forward bona fide written communications received from shareholders to the appropriate directors, other than communications that are clearly marketing or general solicitation materials.

The Board of Directors encourages directors to attend the Company’s annual meeting of shareholders each year, and it is expected that at least a majority of the current members of the Board will attend the Company’s 2007 Annual Meeting. The 2007 Annual Meeting will be the first annual meeting of shareholders of the Company since its inception in April 2006.

Executive Officers Who are Not Directors

The following persons are executive officers of the Company but are not also directors of the Company. All executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

John L. Garlanger. Mr. Garlanger, 60, is a certified public accountant, has served as Executive Vice President, Chief Financial Officer and Treasurer of Mutual MHC and the Bank since May 2005, and of the Company since its formation. Mr. Garlanger served as a securities and financial reporting consultant to Chesterfield Financial Corp., the holding company for Chesterfield Federal Savings and Loan based in Chicago, Illinois, from December 2001 until the completion of Chesterfield’s acquisition in December 2004. From December 1999 until December 2001, he was the Chief Financial Officer of Recruiter Toolbox, Inc., an Internet-based recruitment advertising agency. From December 1974 until May 1999, Mr. Garlanger was with Calumet Federal Savings and Loan Association of Chicago and its publicly traded holding company, Calumet Bancorp, Inc., most recently as Senior Vice President and Chief Financial Officer.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table. The following table summarizes the compensation paid by the Company and its subsidiaries for services rendered in all capacities during the last fiscal year to the President and Chief Executive Officer and next most highly compensated executive officer, the Executive Vice President and Chief Financial Officer (the Company’s “Named Executive Officers”).

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation	Nonquali- fied Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Stephen M. Oksas Chairman, President and Chief Executive Officer	2006	$127,438	$15,000	$—	$—	$—	$—	$29,118(1)	$171,556
John L. Garlanger Executive Vice President and Chief Financial Officer	2006	$92,000	$25,000	$—	$—	$—	$—	$13,812(2)	$130,812
_____________
(1)
Includes $12,300 in director’s fees, the estimated expense recognized by the Company for 2006 with respect to shares attributed to Mr. Oksas under the Company’s Employee Stock Ownership Plan (“ESOP”), and 401(k) matching contributions by the Company.

(2)
Includes the estimated expense recognized by the Company for 2006 with respect to shares of Company common stock attributed to Mr. Garlanger under the ESOP, and 401(k) matching contributions by the Company.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards held by the Named Executive Officers at December 31, 2006.

Effective January 16, 2007, Mr. Oksas was granted an option to purchase 44,552 shares of common stock of the Company and received an award of 17,821 restricted shares of common stock, and Mr. Garlanger was granted an option to purchase 35,641 shares of common stock of the Company and received an award of 14,256 restricted shares of common stock. The stock options have an exercise price of $14.41 per share. The stock options and the restricted stock vest over five years in annual equal installments, and are fully vested on the fifth anniversary of the date of grant.

Employment Agreements

In connection with the Company’s minority stock offering in April 2006 (the “Offering”), the Bank and Mutual Bancorp entered into employment agreements with Mr. Oksas, Mr. Garlanger and Ms. Oksas.

Stephen M. Oksas. The Company and the Bank entered into an employment agreement with Stephen M. Oksas, President and Chief Executive Officer, effective as of the closing of the Offering, April 4, 2006. The term of the agreement extends through April 3, 2009, and, subject to board approval, will be extended for an additional year as of April 4, 2007, and each anniversary date thereof, unless either party gives 90 days’ advance notice of an intention to terminate the agreement. The agreement provides for an annual base salary of $127,438, subject to review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines. Mr. Oksas may receive a discretionary bonus to the extent determined by the board of directors and will be entitled to participate in benefit plans and other fringe benefits available to the Bank’s executive officers.

Under the agreement, Mr. Oksas’ employment may be terminated at any time for “cause,” as defined in the agreement. If he resigns without “good reason,” the agreement will immediately terminate, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Oksas chooses to resign with good reason, or the Bank chooses to terminate his employment without cause, he also will be entitled to receive severance in the amount equal to 200% of his then-current base annual salary, plus the average of the sum of any bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any. The agreement also provides for death benefits equal to six months of his then-current annual base salary.

In the event that Mr. Oksas is terminated after a change in control (as defined in the agreement) of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that the Bank would have made to him during the year under benefit plans and the annual value of any other executive perquisites. The agreement also entitles Mr. Oksas to receive gross-up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute “excess parachute payments” under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

The agreement contains certain nonsolicitation provisions that prohibit Mr. Oksas from soliciting, either for his own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries. These nonsolicitation provisions will remain in effect for a period of one year after the termination of his employment.

Other Executives. The Company and the Bank entered into employment agreements with John L. Garlanger, Executive Vice President and Chief Financial Officer, and Julie H. Oksas, Executive Vice President and Secretary (collectively referred to herein as the “Executives”), which became effective as of the closing of the Offering, April 4, 2006. The term of the agreement with each Executive extends through April 3, 2008, and, subject to board approval, will be extended for an additional year as of April 4, 2007, and each anniversary date thereof, unless either party gives 90 days’ advance notice of an intention to terminate the agreement.

Mr. Garlanger’s initial base salary is $92,000 and Ms. Oksas’ initial base salary is $39,312, which reflects Ms. Oksas’ part-time schedule. The Bank and Ms. Oksas will periodically review her part-time status and she may switch to a full-time position with a commensurate full-time salary at an undetermined time in the future. Each Executive’s base salary will be subject to periodic review from time to time, and may be increased when and to the extent the board of directors, in its discretion, determines.

If the Executive chooses to resign with good reason, or the Bank chooses to terminate his/her employment without cause, he/she will be entitled to receive severance in the amount equal to 100% of his/her then-current annual base salary, plus the average of the sum of any bonuses he/she earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any.

In the event the Executive is terminated after a change of control (as defined in the agreement) of the Company, he/she will be entitled to unpaid benefits accrued during the term of his/her employment, a pro rata bonus for the year of termination based on the prior year’s bonus amount, if any, and a lump-sum payment equal to the sum of: (a) two times annual base salary; plus (b) the greater of his/her bonus amount, if any, for the prior year or his/her average bonus, if any, for the three preceding years; and (c)

the sum of contributions that the Bank would have made to him/her during the year under benefit plans and the annual value of any other executive perquisites. The Executive also will be entitled to outplacement counseling services for a reasonable period of time following termination.

Each agreement also contains certain nonsolicitation provisions that prohibit the Executive from soliciting, either for his/her own account or for the benefit of any entity located within a 40 mile radius of any of the Company’s or its subsidiaries’ locations, any clients or employees of the Company or its subsidiaries. These nonsolicitation provisions remain in effect for a period of one year after the termination of his/her employment.

Employees’ Savings and Profit Sharing Plan

The Bank maintains an Employees’ Savings and Profit Sharing Plan in which substantially all employees may participate, including executive officers of the Company. Generally, eligible employees are permitted to make salary deferral contributions of up to $15,000 each year (as indexed annually). Employees age 50 and older may make additional salary deferral contributions of up to another $5,000 each year (as indexed annually). The Bank makes “safe harbor” matching contributions on behalf of all participants who make salary deferral contributions in accordance with and as limited by the plan. All employee contributions and “safe harbor” matching contributions, and earnings on these contributions, are fully and immediately vested. The Bank, at the discretion of its board of directors, may make annual profit sharing contributions to the plan on behalf of all eligible participants. Profit sharing contributions vest at a rate of 20% per year. There were no profit sharing contributions during fiscal 2006.

Employee Stock Ownership Plan

The Company has an employee stock ownership plan, or ESOP, for its eligible employees, including its executive officers. Shares of common stock purchased by the ESOP are held in an unallocated reserve and released for allocations to the accounts of eligible participants. Shares released from the unallocated reserve are allocated to each eligible participant’s ESOP account based on the ratio of a participant’s compensation (as defined in the ESOP) up to $220,000 (as indexed annually) to the total compensation of all eligible ESOP participants. Forfeitures are reallocated among eligible participants in a similar manner. After completing one year of service with the Company, the ESOP account balances of each participant become 20% vested and continue to vest at the rate of 20% for each additional year of service. A participant’s account will become 100% vested after completing five years of service. Credit is given for years of service with the Bank prior to the adoption of the ESOP. In the case of death, retirement, disability or a change in control (each as defined under the ESOP), however, participants immediately become fully vested in their ESOP account balances. Partial distributions may be made after a participant attains age 55 and completes 10 years of active participation in the ESOP, even if he or she has not separated from service.

Executive Compensation Processes and Procedures

From the Company’s inception until May 2006, matters related to executive compensation were determined by the full Board of Directors of the Company. In May 2006, the Board of Directors constituted a Compensation and Benefits Committee (“Compensation Committee”) to oversee executive compensation and related matters and to administer the Company’s benefit programs for its senior executives. The Compensation Committee is comprised entirely of non-management directors and includes Messrs. Kosacz and Balzekas, and Dr. Kazan. The Compensation Committee is responsible for reviewing the compensation of the Company’s chief executive officer and making recommendations regarding his compensation for approval to the full Board, as well as setting the compensation and benefit policies and programs for the Company’s other executive officers. The Compensation Committee also advises and assists management in formulating policies regarding overall compensation.

Executive Compensation. Prior to April 2006, the Bank’s compensation policies were designed to retain and attract well-qualified banking executives. Since the formation of the Company as a holding company for the Bank and the Company’s stock offering, under the direction of the Compensation Committee, the Company’s compensation policies have been designed to align the interests of the executives with those of the Company’s shareholders. Through its policies, the Company seeks to improve profitability and long-term shareholder value by rewarding its executives based on criteria set for individual and corporate performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel. In the future, the Compensation Committee may retain third-party consultants and use compensation surveys to help develop and maintain a competitive compensation program. The Compensation Committee will select consultants based on their experience in compensation matters and their experience in the financial services industry.

Director Compensation. Through its director compensation practices, the Company seeks to enhance its ability to attract and retain directors that meet the Company’s director qualification criteria as discussed under “Director Nomination Procedures.” The Compensation Committee annually reviews and recommends to the Board of Directors the annual director’s compensation and any additional compensation for service on committees of the Board, other meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board of Directors.

Performance Criteria. Under the direction of the Compensation Committee, the chief executive officer’s performance goals are based on a combination of objective and subjective performance criteria. Objective criteria include the growth of net income, earnings, and loans. Subjective criteria include strategy, leadership, ethics, effectiveness and execution of strategic initiatives.

The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary. In considering annual base salary increases, the Compensation Committee, in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually. In general, competitive trends of the industry and in the Company’s peer group will be followed. In November of each year, the Compensation Committee approves annual base salaries for the executive officers for the following fiscal year.

Cash Incentive Compensation. Cash incentive compensation is based on both corporate goal achievement and individual performance. Bonuses paid will be at, above or below the target percentage depending upon the degree to which individual and corporate goals are met. In November of each year, the Compensation Committee approves annual cash incentive compensation amounts, based on performance reviews and the achievement of projected corporate and individual performance levels. Also, goals and target cash incentive compensation percentages are set for the following year in conjunction with the Board’s approval of the annual business plan.

Equity-Based Incentive Compensation. Prior to the April 2006 stock offering by the Company, the Bank’s mutual structure prevented it from using equity-based awards as part of its compensation strategy. Beginning December 2006, employees, including senior executives of the Company, became eligible to receive awards under the Company’s Option Plan and Management Recognition Plan. At its discretion, the Compensation Committee reviews and recommends for full Board approval any grant to the chief executive officer and other senior executives of stock-based awards under the plans. The Compensation Committee considers recommendations from the chief executive officer regarding awards for the other senior executives. The Compensation Committee bases the awards on past performance and the expectation that each executive officer’s future performance will positively impact shareholder value.

DIRECTOR COMPENSATION

The following table sets forth information regarding the fees paid and options and stock awarded to the Company’s directors during 2006, other than directors who are Named Executive Officers.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Amy P. Keane(1)	—	—	—	—
Stephanie Simonaitis(2)	15,380	—	—	15,380
Stanley Balzekas, III(3)	13,850	—	—	13,850
Robert P. Kazan(4)	13,000	—	—	13,000
Leonard F. Kosacz(5)	18,900	—	—	18,900
Julie H. Oksas(6)	12,300	—	—	12,300
_____________
(1)	Ms. Keane joined the Board of Directors in March 2007 and therefore received no director compensation in 2006.
(2)	Fees received by Ms. Simonaitis include $12,680 in fees for service on the board of directors and committees of the Bank.
(3)	Fees received by Mr. Balzekas include $10,550 in fees for service on the board of directors and committees of the Bank.
(4)	Fees received by Dr. Kazan include $10,100 in fees for service on the board of directors and committees of the Bank.
(5)	Fees received by Mr. Kosacz include $16,000 in fees for service on the board of directors and committees of the Bank.
(6)	Fees received by Ms. Oksas include $9,600 in fees for service on the board of directors of the Bank.

Each director who serves on the board of directors of the Company also serves on the board of directors of the Bank and Mutual MHC. Effective for fiscal year 2007, the Company pays a monthly retainer of $325 to each director for attendance at meetings of the board of directors of the Company, and $250 to each non-employee director for each attended meeting of a committee of the Company’s board of directors. Similarly, Mutual MHC pays a monthly retainer of $300 to each director for attendance at its board meetings and $250 to each non-employee director for each committee meeting attended. The Bank pays a monthly retainer of $850 to each director for attendance at meetings of its board of directors, a fee of $375 to each non-employee director for each Bank audit committee meeting attended, and a fee of $250 to each non-employee director for each other Bank committee meeting attended. However, generally, only one committee fee is received by a participating director in the event of joint committee meetings of the Company and the Bank or Mutual MHC. Each director is eligible to participate in and receive awards under the Option Plan and the Management Recognition Plan.

Effective January 16, 2007, each non-employee director (other than Ms. Keane who joined the Company’s board of directors in March 2007) was granted an option to purchase 8,910 shares of common stock of the Company at an exercise price of $14.41 per share and a grant of 3,564 restricted shares of common stock. The stock options and the restricted stock vest over five years in annual equal installments, and are fully vested on the fifth anniversary of the date of grant. Ms. Oksas, in light of her position as director and as Secretary and Executive Vice President of the Company, was granted an option to purchase 10,692 shares of common stock of the Company at an exercise price of $14.41 per share and a grant of 4,277 restricted shares of stock, each on the same vesting terms as the awards received by the other directors.

TRANSACTIONS WITH RELATD PERSONS

Some of the executive officers and directors of the Company are, and have been during the preceding year, customers of the Bank. As such customers, they have had transactions in the ordinary course of business of the Bank, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management of the Company, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features. At December 31, 2006, the Bank had $152,000 in loans outstanding to certain directors and executive officers of the Company and certain executive officers of the Bank, which amount represented less than one percent of the Company’s total loans outstanding as of that date.

Approximately 70% of the outstanding common stock of the Company is held by Mutual MHC, the mutual holding company of the Company. All members of the Board of Directors of Mutual MHC are members of the Board of Directors of the Bank and the Company.

BENEFICIAL OWNERSHIP

The following table sets forth information as to the Common Stock beneficially owned as of March 30, 2007 by (1) each director and named executive officer, (2) all directors and executive officers of the Company and the Bank as a group, and (3) persons known to the Company to be the beneficial owner of 5% or more of the Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Ownership of Common Stock Outstanding
Directors and Named Executive Officers:(2)
Stephen M. Oksas(3)	47,098	1.3%
Stephanie Simonaitis(4)	8,564	*
Leonard F. Kosacz(5)	18,564	*
Robert P. Kazan(6)	18,564	*
Stanley Balzekas III(7)	18,564	*
Julie H. Oksas(8)	47,098	1.3%
Amy P. Keane	1,000	*
John L. Garlanger(9)	20,256	*
Directors and Executive Officers as a Group (8 persons)	132,610	3.6%
5% or Greater Shareholders:
Mutual Federal Bancorp, MHC 2212 W. Cermak Road Chicago, Illinois 60608	2,545,813	70%
_____________
*	Equals less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended.
(2)	The address for each director and executive officer is 2212 W. Cermak Road, Chicago, IL 60608
(3)
Includes 9,077 shares held directly and indirectly by Mr. Oksas’ wife, Julie H. Oksas. Mr. Oksas may share voting and dispositive power over these shares with Ms. Oksas. Also includes 5,200 shares held as custodian for his children, 17,821 shares of restricted stock that remain subject to forfeiture, and 15,000 shares held through the Company’s 401(k) plan.

(4)	Includes 3,564 shares of restricted stock that remain subject to forfeiture.
(5)	Includes 3,564 shares of restricted stock that remain subject to forfeiture. Mr. Kosacz may share voting and dispositive power with respect to 15,000 shares with his spouse.
(6)	Includes 3,564 shares of restricted stock that remain subject to forfeiture. Dr. Kazan may share voting and dispositive power with respect to 15,000 shares with his spouse.
(7)	Includes 3,564 shares of restricted stock that remain subject to forfeiture.
(8)
Includes 38,821 shares held directly and indirectly by Ms. Oksas’ husband, Stephen M. Oksas. Ms. Oksas may share voting and dispositive power over these shares with Mr. Oksas. Also includes 4,277 shares of restricted stock that remain subject to forfeiture and 4,800 shares held through the Company’s 401(k) plan.

(9)	Includes 14,256 shares of restricted stock that remain subject to forfeiture.

SECTION 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, certain executive officers and persons who own more than 10% of the Company’s Common Stock to file reports of beneficial ownership and changes in such ownership with the SEC. Officers, directors and 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms filed with the SEC and available on the SEC’s website, the Company believes that during fiscal 2006, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

PROPOSAL 2. — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

The Company’s independent accountants for the fiscal year ended December 31, 2006, were Crowe Chizek and Company LLC. The Company’s Audit Committee has selected Crowe Chizek to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2007, and further directs that the selection of the independent accountants be submitted for ratification by the shareholders at the Annual Meeting. Although the selection of the independent accountants is, by law, the responsibility of the Audit Committee, the Board of Directors has determined to provide shareholders the opportunity to express their view concerning such appointment by voting on this non-binding ratification proposal.

The Company has been advised by Crowe Chizek that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Crowe Chizek will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

Audit Fees

The aggregate amount of the fees billed or to be billed by Crowe Chizek for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2006, including its reviews of the Company’s unaudited interim financial statements included in reports on Form 10-QSB filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during fiscal 2006, was $78,250.

Audit-Related Fees

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above. There were no audit-related fees in fiscal 2006.

Tax Fees

Tax fees include fees for tax compliance services, including the preparation of fiscal 2006 tax returns, tax return preparation advice and tax planning services. Aggregate fees for tax services were $19,300 in fiscal 2006.

All Other Fees

There were no fees for any other services rendered by Crowe Chizek to the Company during fiscal 2006.

The Audit Committee considered whether the provision of the non-audit services by Crowe Chizek in fiscal 2006 was compatible with maintaining the independence of Crowe Chizek and in evaluating whether to appoint Crowe Chizek to perform the audit of the Company’s financial statements for the fiscal year ending December 31, 2007.

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is currently comprised of four outside directors, each of whom is “independent” within the meaning of the Nasdaq rules and satisfy the heightened independence standards under the SEC rules. The Committee operates under a written charter adopted by it. The Board appoints the Audit Committee and its chairman, with the Committee to consist of no fewer than three directors. The Board has designated Amy P. Keane as the “audit committee financial expert.” The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company’s financial information and reporting functions, the adequacy and effectiveness of the Company’s system of internal accounting and financial controls, and the independent audit process.

The responsibility for the quality and integrity of the Company’s financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company’s management. The Company’s independent public accountants for 2006, Crowe Chizek and Company LLC, are responsible for performing an audit and expressing an opinion as to whether the Company’s financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and Crowe Chizek the audited financial statements of the Company for the year ended December 31, 2006. The Audit Committee also reviewed and discussed with Crowe Chizek the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), as currently in effect.

Crowe Chizek also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC’s auditor independence rules, the Audit Committee considered at a meeting held on March 24, 2007, whether these relationships and arrangements are compatible with maintaining Crowe Chizek’s independence, and has discussed with representatives of Crowe Chizek that firm’s independence from the Company.

Based on the above-mentioned reviews and discussions with management and Crowe Chizek, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2006, for filing with the SEC. A copy of the Audit Committee’s charter is included as Appendix A to this proxy statement.

This report is submitted on behalf of the Audit Committee of the Board of Directors:

Stanley Balzekas III (Chair)
Leonard F. Kosacz
Stephanie Simonaitis
Amy P. Keane

The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Acts”) except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the 2008 Annual Meeting of Shareholders of the Company must be received at the Company’s main office, 2212 W. Cermak Road, Chicago, Illinois 60608, Attention: Secretary, no later than December 10, 2007 (assuming our 2008 Annual Meeting will be held on May 7, 2008). If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the Company’s Proxy Statement and set forth on the form of proxy issued for the 2008 Annual Meeting, subject to any grounds for exclusion under Rule 14a-8. It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 15 of Article II of the Company’s Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company at least five (5) days before the date of the annual meeting. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, a brief description of the business desired to be brought before the annual meeting. No shareholder proposals have been received by the Company in connection with the 2008 Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in the Notice of Annual Meeting of Shareholders and this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors,

Julie H. Oksas Secretary

April 9, 2007
Chicago, Illinois

Annex A

MUTUAL FEDERAL BANCORP, INC.

Audit Committee of the
Board of Directors

COMMITTEE CHARTER

(approved by the Board on March 24, 2007)

PURPOSE:

The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall annually prepare the report to shareholders relating to the performance of the Audit Committee’s duties required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission (the “Commission”).

COMMITTEE MEMBERSHIP:

The Audit Committee shall consist of no fewer than three members. The members of the Committee shall not be employees of the Company and each of the members shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. To the extent required, at least one member of the Audit Committee shall be a “financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. In accordance with the rules and regulations of the Commission and NASDAQ, members of the Audit Committee (including their immediate family members, as defined in such rules) may not (i) accept any consulting, advisory or other compensatory fees from the Company, except in his or her capacity as a member of the Board or any other committee of the Board or (ii) be an affiliate of the Company.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

MEETINGS:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may meet periodically with management, the internal auditors, if any, and the independent auditor in separate executive sessions and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITY:

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve the fees and terms of all engagements for audit, review or attest services and any permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The engagement must either be approved in advance by the Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, which policies and procedures must be detailed as to the particular service.

The Audit Committee may form a subcommittee consisting of one or more members when appropriate, with authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors without first seeking Board approval. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually in light of any changes in regulatory requirements or authoritative guidance and recommend any proposed changes to the Board for approval. The Audit Committee shall annually assess the qualifications of each member of the Audit Committee and the effectiveness of the Audit Committee and present a report thereon to the Board.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor (i) the annual audited financial statements, including disclosures to be made in management’s discussion and analysis in the Company’s Form 10-KSB, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB; and (ii) the quarterly unaudited financial statements, including disclosures to be made in the Company’s Form 10-QSB, prior to its filing, including the results of the independent auditor’s review of the quarterly unaudited financial statements.

2.	The reviews discussed above should include discussions with management, the independent internal auditor, if any, and the independent auditor regarding:

(a)	Significant and unusual transactions.

(b)
Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

(c)	Any major issues as to the adequacy of the Company’s internal controls.

(d)	Any special steps adopted in light of material control deficiencies.

3.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

4.
Review and discuss with management (including the senior internal audit executive) and the independent auditor, the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-KSB, if required.

5.	Review and discuss, at least quarterly, reports from the independent auditors as required by the Commission on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.
Discuss with management the Company’s earnings press releases prior to their issuance, if any, including the use of “pro forma” or “adjusted” non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may generally discuss the types of information to be disclosed and the types of presentations to be made.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.
Discuss with the independent auditor the matters required to be communicated (i) in accordance with Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and (ii) under Section 10A of the Exchange Act, pertaining to information, if any, detected during the course of the audit indicating that an illegal act has or may have occurred.

10.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-KSB and Form 10-QSB about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Review and evaluate the performance of the independent auditor and the lead partner of the independent auditor team.

2.
Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. After reviewing this report, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

3.
Periodically review and discuss with the independent auditor and members of the independent auditor team all significant relationships they have or have had with the Company that could impair auditor independence and the scope of any non-audit services being performed for the Company by the independent auditor.

4.
Ensure the rotation of the lead and concurring audit partners every five years and any audit partners (as defined by the Commission) every seven years as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

5.
Establish policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in compliance with all relevant rules and regulations.

6.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

1.	Review the appointment, performance, compensation and replacement of the senior internal auditing executive, or independent internal auditor, if any.

2.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.	Review at least quarterly the adequacy of the Company’s internal controls.

4.	Discuss any difficulties encountered in the course of the internal audit, including any restrictions on the scope of work or access to required information.

5.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

1.
To the extent not otherwise provided to the Board of Directors in its role of providing compliance oversight to the Company and management, or to the extent directed by the Board, obtain reports from management, the Company’s independent internal auditor, if any, and/or senior internal auditing executives and the independent auditor, as deemed appropriate, that the Company and its subsidiary or affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board, as deemed necessary and/or requested by the Board, with respect to the Company’s overall compliance matters.

2.
Consider establishing procedures, in addition to those already provided in the Company’s Code of Ethics, for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters. All such procedures will at all times comply with all provisions of law, regulations or Company policy that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

3.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company’s financial statements or accounting policies.

4.	Discuss with legal counsel implications of legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

5.
Review procedures adopted by management to assure that all related party transactions and potential conflicts of interest of any director or executive officer of the Company will be brought to the attention of the Audit Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

LIMITATION OF AUDIT COMMITTEE’S ROLE:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Annex B

Mutual Federal Bancorp, Inc. (“the company”)
Compensation and Benefits Committee Charter
September 19, 2006

COMMITTEE’S PURPOSE

The Compensation and Benefits Committee is appointed by the board of directors to discharge the board’s responsibilities relating to compensation of the company’s directors and officers. The committee has overall responsibility for evaluating, reviewing and recommending to the full board for action matters involving director and officer compensation levels, and director and officer plans, policies and programs of the company, including equity and non-equity incentive compensation and performance plans. The committee shall also oversee and administer the company’s welfare benefit plans, retirement benefit plans, whether tax qualified or otherwise and all employment and personnel policies and procedures.

COMMITTEE MEMBERSHIP

The committee shall consist of no fewer than three members, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with the member’s exercise of independent judgment. Applicable laws and regulations, including those pertaining to director independence, will be followed in evaluating a member’s independence. The members of the committee shall be directors of the company and shall be annually appointed by the board of directors.

MEETINGS AND PROCEDURES

The committee shall meet at least once per year or as its chair deems advisable. The committee shall keep minutes of all its proceedings, and will report its actions to the next meeting of the board.

AUTHORITY

The committee shall have the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist the committee in the performance of its responsibilities. The committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the sole authority to approve the payment of the advisor’s fees and other retention items. All fees and other retention items for compensation consultants, internal or external legal, accounting or other advisors shall be paid by the company.

COMMITTEE RESPONSIBILITIES

1. Competitive Compensation Position. The committee shall annually review the company’s competitive position for each component of executive compensation (specifically base salary, and annual bonus) by reviewing market data for appropriate peer companies and report to the full board on its review.

2. Review Management Reports. The committee shall review periodic reports from management on matters relating to the company’s personnel appointments and practices.

3. Chief Executive Officer/Executive Officers. The committee shall annually review and recommend to the board for determination compensation and benefits of the chief executive officer and other executive officers, including but not limited to such items as (a) the annual base salary level, (b) the annual bonus and (c) any special or supplemental welfare or retirement benefits or arrangements. Neither the chairman

B-1

of the board nor the chief executive officer may be present during deliberations or voting with respect to his or her own compensation.

4. Directors. The committee shall annually review and recommend to the board for determination (a) the annual director’s compensation, and (b) any additional compensation for service on committees of the board, other meeting fees or any other benefit payable by virtue of the director’s position as a member of the board of directors.

5. Compensation and Benefit Plans/Employment Policies. The committee shall review and recommend to the board for determination and action all matters pertaining to all incentive-compensation plans, whether equity or non-equity based, and all qualified or non-qualified welfare and pension benefit plans. The committee shall have the authority to review, establish and modify, as it sees fit, all employment policies and procedures. The committee shall annually review the company’s business plan and report to the full board its recommendations on whether plan objectives have been reached.

6. Executive Session. The committee shall determine which officers of the company or other visitors to invite to its meetings. In the sole discretion of the committee, the committee may meet in executive session at any time.

7. Charter Review. The committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the board for approval.

8. Additional Activities. The committee shall perform any other activities consistent with this charter, the company’s by-laws and applicable law, as the committee deems appropriate to carry out its assigned duties or as requested by the board.

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Annex C

MUTUAL FEDERAL BANCORP, INC.

Nominating Committee of the
Board of Directors

COMMITTEE CHARTER
(approved by the Board on March 20, 2007)

Composition:
Pursuant to the By-laws of the Company, the entire Board of Directors shall act as the Nominating Committee of the Board, provided, however, that a majority of the members must be “independent” in accordance with “independence” rules of the Nasdaq Stock Market applicable to Board members generally. The Chairman of the Nominating Committee shall be designated by the Board. The Chairman of the Nominating Committee (or in his or her absence, such other Committee member as selected by the members present) shall preside at meetings of the Nominating Committee.

Committee Role and Scope of Authority:

The Nominating Committee is responsible for recommending to the Board the slate of nominees to be presented by the Board of Directors for election as directors at each annual meeting of shareholders. The Committee shall also take a leadership role in the development of corporate governance policies and management succession planning. The duties of the Nominating Committee shall include (in addition to any other specific authority that may be delegated to the Committee from time to time by resolution of the Board) the following:

(1)
determine criteria for the selection and qualification of the members of the Board consistent with corporate governance and other policies the Board may from time to time adopt and in order to ensure that a majority of the Board is comprised of “independent” directors;

(2)
evaluate the qualifications of director candidates, including incumbent members of the Board that are willing to stand for reelection and nominee recommendations, if any, received from shareholders in accordance with the procedures set forth in the By-laws;

(3)	seek out possible candidates and otherwise aid in attracting highly qualified candidates to serve on the Board;
(4)	recommend for Board approval persons to fill vacancies on the Board which may occur between annual meetings;
(5)
review information provided by directors in response to the Company’s annual D&O Questionnaire regarding directors’ relationships with the Company and other relevant information in order to evaluate, at least annually, the “independence” of each member of the Board, and make recommendations to the Board with respect to determination of each member’s “independence” consistent with the listing requirements of the Nasdaq Stock Market;
(6)
establish procedures to receive prompt notification of changes in a director’s circumstances that may be deemed to affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

(7)
review from time to time, monitor emerging best practices and make appropriate recommendations for Board approval, with respect to the Company’s corporate governance practices, policies or guidelines, including, among other things:

(a)	the structure of various committees of the Board, the composition and individual members of such committees and the functions of the Board and the committees thereof;
(b)	Board and Board committee meeting schedules and agendas and director responsibilities regarding meeting attendance and preparation;
(c)	Board member attendance at annual shareholder meetings and processes for shareholders to communicate with Board members;
(d)	Director access to management and, as necessary and appropriate, independent advisors;
(e)	Board tenure and retirement policies;
(f)	Board and Committee self-assessments;
(g)	Director orientation and continuing education; and
(h)	such other matters deemed advisable to improve the overall effectiveness of the Board;

(8)
study, and review with management at least annually, the overall effectiveness of the organization of the Board and the conduct of its business, and make appropriate recommendations to the Board with regard thereto;

(9)
review, at least annually, the Company’s code of ethics and if appropriate, make recommendations for Board approval with respect to modifications or enhancements thereto, and consider requested waivers thereof, if any, for directors or executive officers;

(10)	conduct, at least annually, a performance assessment of the Board and of the Nominating Committee and report its findings to the Board;

(11)	review management succession plans periodically with senior management as appropriate, and report to the Board at least annually regarding management succession planning; and
(12)	review and approve annually the required proxy statement disclosures regarding the board nomination processes and other corporate governance matters.

In carrying out its duties and responsibilities, the Nominating Committee is authorized to engage such independent consultants and advisers, including third-party search firms, as the Committee deems necessary and advisable.

Manner of Acting:
A majority of the members of the Committee present (in person or by telephone) at any meeting of the Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Committee action. Minutes shall be recorded of each meeting held. The Committee may adopt its own rules of procedure, and, unless otherwise determined by a majority vote of the members of the Committee, actions may be taken by written consent in lieu of a meeting of the Committee.

Reports:
The Chairman of the Nominating Committee (or in his absence such other Committee member as the Committee may select) shall report on behalf of the Committee to the full Board at each regularly scheduled meeting thereof with respect to any action taken by the Committee if any meetings of the Committee have been held (or action otherwise taken) since the date of the previous Board meeting.